Execution Version

$1,550,000,000

FRONTIER COMMUNICATIONS CORPORATION

6.250%  Senior Notes due 2021

6.875% Senior Notes due 2025

Underwriting Agreement

September 3, 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

 As Representative of the

 several Underwriters listed

 in Schedule 1 hereto

Ladies and Gentlemen:

Frontier Communications Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $775,000,000 aggregate principal amount of its 6.250% Senior Notes due 2021 (the “2021 Notes”) and $775,000,000 aggregate principal amount of its 6.875% Senior Notes due 2025 (the “2025” Notes, and together with the 2021 Notes, the “Securities”). The 2021 Notes will be issued pursuant to the Indenture dated as of April 9, 2009 (the “Base Indenture”), as supplemented by the sixth supplemental indenture to be dated as of September 17, 2014 (the “Sixth Supplemental Indenture,”) and the 2025 Notes will be issued pursuant to the Base Indenture, as supplemented by the seventh supplemental indenture to be dated as of September 17, 2014 (the “Seventh Supplemental Indenture,”  and, together with the Base Indenture and the Sixth Supplemental Indenture, the “Indenture”), in each case between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

As part of the transactions described under the heading “Summary—The AT&T Transaction” in the Time of Sale Information (as defined below), the Company has entered into a Stock Purchase Agreement, dated as of December 16, 2013, (the “Stock Purchase Agreement”), with AT&T Inc. (“AT&T”), pursuant to which the Company has agreed to acquire all of the issued and outstanding capital stock of The Southern New

England Telephone Company and SNET America, Inc. (the "Transferred Companies") from AT&T, subject to the conditions set forth therein (the “AT&T Transaction”).

Payment for the Securities shall be made by depositing the net proceeds of the offering to an escrow account (the “Escrow Account”) in accordance with terms of the Escrow Agreement, to be dated as of the Closing Date (as defined below), among the Company, the Trustee, the Representative and The Bank of New York Mellon, as escrow agent (the “Escrow Agent”) (such agreement, the “Escrow Agreement”). Amounts in the Escrow Account, together with all interest, dividends and other distributions and payments thereon received by the Escrow Agent, are referred to as the “Escrowed Funds.”  The Securities are subject to mandatory redemption as set forth in the Indenture.  The Escrowed Funds will be released from the Escrow Account in accordance with the Escrow Agreement.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-181299), including a prospectus, relating to the Company’s debt securities. Such registration statement, at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus relating to the offering of the Securities, including any preliminary prospectus supplement thereto relating to the Securities filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the final prospectus and any final prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made  (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated September 3, 2014, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.

2.Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 98.00% of the principal amount thereof plus accrued interest, if any, from September 17, 2014 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)Payment for and delivery of the Securities will be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 10:00 A.M., New York City time, on September 17, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)On the Closing Date, payment for the Securities shall be made by wire transfer in immediately available funds of the net proceeds of the offering to the Escrow Account in accordance with terms of the Escrow Agreement, (which shall constitute payment in full for the Securities), against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with transfer taxes (if any) payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact (other than Rule 430 Information) required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus as set forth in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information as set forth in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii), below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative (such approval not to be unreasonably withheld). Each such Issuer Free Writing Prospectus described in clauses (iv) and (v) above complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or overtly threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the

Representative expressly for use in the Registration Statement and the Prospectus as set forth in Section 7(b) hereof and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Independent Accountants; Financial Statements. (A) KPMG LLP is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act. (B) To the knowledge of the Company, after due inquiry, Ernst & Young LLP is an independent registered public accounting firm with respect to the Transferred Companies within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act. The financial statements (including the related notes) contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus of (i) the Company and its subsidiaries and (ii) to the knowledge of the Company, after due inquiry, the Transferred Companies, comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied with respect to the Company and, to the knowledge of the Company, after due inquiry, the Transferred Companies, respectively, throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is derived from the accounting records of the Company and its subsidiaries and, to the knowledge of the Company, after due inquiry, the Transferred Companies, respectively, and fairly presents in all material respects the information purported to be shown thereby. The operating data of the Company and, to the knowledge of the Company, after due inquiry, the Transferred Companies included in the Registration Statement, Time of Sale Information and the Prospectus are, in all material respects, accurate;  the pro forma financial information and the related notes thereto included in the Registration

Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, and as of the date hereof, except as otherwise disclosed therein (in each case, exclusive of any amendment or supplement thereto after the date hereof), (i) the Company and its subsidiaries taken as a whole, have not sustained any material loss or interference with their business from (x) fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or (y) any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent that is material to the Company and its subsidiaries taken as a whole, (iii) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any redemption in respect thereof, except (A) that capital stock may have changed due to the exercise of stock options and grants of restricted stock, and the surrender thereof, in the ordinary course of business, (B) for the regular quarterly cash dividend of $0.10 per share declared on May 6, 2014 and paid on June 30, 2014 to holders of record of the Company’s common stock at the close of business on June 9, 2014 and (C) that long-term debt may have changed due to open-market or privately negotiated debt repurchases consistent with past practices, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, results of operations or business of the Company and its subsidiaries taken as a whole. To the knowledge of the Company, since the date of the most recent financial statements of the Transferred Companies included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) each of the Transferred Companies and its respective subsidiaries taken as a whole, have not sustained any material loss or interference with its business from (x) fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or (y) any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) neither of the Transferred Companies nor any of their subsidiaries has entered into any transaction or agreement that is material to either of the Transferred Companies and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Transferred Companies and their subsidiaries taken as a whole other than in connection with the AT&T Transaction; (iii) there has not been any change in the long-term debt of the Transferred Companies or any of their subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Transferred Companies on any class of capital stock, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, results of operations or business of either of the Transferred Companies and their subsidiaries taken as a whole. For purposes of this representation and warranty, references to the Transferred Companies and their subsidiaries shall include all assets (including capital stock of subsidiaries), liabilities and business held by or to be transferred to the Company and its subsidiaries after giving effect to the Closing as such term is defined in the Stock Purchase Agreement.

(h) Organization and Good Standing. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(i) Capitalization; Significant Subsidiaries. The Company has an authorized capitalization as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Each significant subsidiary, as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act, of the Company (each, a “Significant Subsidiary”) has been duly incorporated or formed, as applicable, is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has all the power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; all of the membership interests or outstanding shares of capital stock, as applicable, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(j) Due Authorization. The Company has the right, corporate power and authority to execute and deliver this Agreement, the Securities, the Indenture and the Escrow Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when each of the Sixth and Seventh Supplemental Indenture is duly executed and delivered in accordance with its terms by each of the parties thereto,  the Indenture will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.

(l) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement will be entitled to the benefits of the Indenture and will be duly and validly issued and outstanding and will constitute valid, binding and enforceable obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and general principles of equity.

(m) Underwriting Agreement and Escrow Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Escrow Agreement has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company, and, when duly executed and delivered by each of the other parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally from time to time in effect and general principles of equity.

(n) Descriptions of the Transaction Documents. The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Description of the Notes” and “Description of Other Indebtedness” fairly summarize the matters therein described.

(o) No Default. (i) Neither the Company nor any Significant Subsidiary is in violation of its charter or by-laws or similar organizational documents; (ii) neither the 9

Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) neither the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Conflicts; No Consents Required. The execution and delivery by the Company of, and the performance by the Company of its obligations under the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such violation, default, lien, charge, or encumbrance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) contravene any provision of applicable law or the certificate of incorporation or by−laws of the Company; or (iii) result in the violation of any law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and except in the case of this clause (iii) where any such violation or failure to obtain a consent or other approval would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(q) Legal Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, the Securities, the Indenture, the Escrow Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration

Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(r) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(s) Licenses and Permits. The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory agencies or bodies which are necessary or desirable for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course in each case where such revocation, modification or failure of renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Compliance with Environmental Laws. The Company and its subsidiaries (i) are, to the Company’s knowledge, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) to the Company’s knowledge, have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are, to the Company’s knowledge, in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in each of the Time of Sale Information and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which is maintained by the Company and/or one or more of its subsidiaries; (ii) the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; (iii) each pension plan and welfare plan maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) neither the Company nor any of its subsidiaries has incurred, within the past five years, or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA (other than for premiums payable to the Pension Benefit Guaranty Corporation).

(w) Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(x) Accounting Controls. The Company maintains a system of “internal control over financial reporting,” as such term is defined in Rule 13a-15(f) of the Exchange Act, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of December 31, 2013,  there were no material weaknesses or significant deficiencies in the Company’s internal controls.

(y) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries, and, to the knowledge of the Company, after due inquiry, the 12 operations of the Transferred Companies, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements,  including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries and, to the knowledge of the Company, after due inquiry, the Transferred Companies and their subsidiaries, conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z) Solvency. On the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would reasonably be expected to result in a judgment that the Company is or would become unable to satisfy.

(aa) Stamp Tax. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(bb) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described or contemplated in each of the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(cc) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd) Sarbanes-Oxley Act. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are currently in effect, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ee) No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, nor,  to the knowledge of the Company, after due inquiry,  (i) its directors, officers or employees, (ii) the Transferred Companies or any of its subsidiaries,  directors, officers or employees, or (iii) any agent, affiliate or other person associated with or acting on behalf of the Company, the Transferred Companies or any of its or their respective subsidiaries,  is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject  or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.    For the past five years, the Company and its subsidiaries and, to the knowledge of the Company, after due inquiry, the Transferred Companies, have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ff) No Unlawful Payments.    Neither the Company nor any of its subsidiaries,  nor (B) to the knowledge of the Company, after due inquiry, (a)  any director, officer or employee of the Company or any of its subsidiaries, (b)  the Transferred Companies or any of their subsidiaries,  directors, officers or employees, or (c)  any agent, affiliate or other person associated with or acting on behalf of the Company, the Transferred Companies or any of its or their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee , including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under  the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(gg) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(hh) Certificates.  Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(jj) Pending Acquisition.  To the knowledge of the Company, after due inquiry, the representations and warranties of AT&T relating to the Transferred Companies contained in Article IV of the Stock Purchase Agreement were as of the date of the Stock Purchase Agreement and are, as of the date hereof, true and accurate in all material respects.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the Transferred Companies or any of their subsidiaries were as of the date of the Stock Purchase Agreement or are, as of the date hereof, in default or breach, and no event has occurred that, with notice or lapse of time or both, would constitute such default or breach, of the due performance or observance of any material term, agreement, covenant or condition contained in the Stock Purchase Agreement.

(kk) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission's rules and guidelines applicable thereto.

4.Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus, and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)Delivery of Copies. The Company will deliver, if requested, without charge, (i) to the Representative, two conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the later of the Closing Date and the date of completion of offers and sales of the Securities, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects in writing.

(d)Notice to the Representative. During the Prospectus Delivery Period, the Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its commercially reasonably efforts to obtain as soon as possible the withdrawal thereof.

(e)Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)Earning Statement. The Company will make generally available to its security holders as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)Clear Market. The Company will not, for a period of 30 days following the Time of Sale, without the prior written consent of the Representative offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by the Company (other than the Securities).

(j)Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l)Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)DTC.  The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

5.Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Securities to the public in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(ii)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representative for any such offer; or

(iii)	in any other circumstances falling within article 3(2) of the Prospectus Directive;

provided that no such offer of the Securities shall result in a requirement for the publication by the Company or any Underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(d) It has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company.

(e) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

6.Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or overtly threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information to be included in the Registration Statement or Prospectus shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer's Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, as of the date of this Agreement and the Closing Date, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct, as of the date of this Agreement and the Closing Date, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and paragraph (m) below.

(f) Comfort Letters of KPMG. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Comfort Letters of Ernst & Young. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Transferred Companies,  letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus;  provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h) Opinion and 10b-5 Statement of Counsel for the Company. Jones Day, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion (including a 10b-5 statement), dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, substantially in the form attached as Annex A-1 hereto. Andrew Crain,  Senior Vice President and General Counsel for the Company, shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, substantially in the form attached as Annex A-2 hereto.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to such matters as the Representative may reasonably request, and the Company shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of each of the Company and each Significant Subsidiary in their respective jurisdiction of organization and their respective good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) DTC. The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(m) Compliance with Stock Purchase Agreement.  Neither the Company nor AT&T shall have (i) terminated, abandoned, or otherwise communicated an intent to terminate or abandon or (ii) materially breached, the Stock Purchase Agreement.

(n) Escrow Agreement. The Representative shall have received a duly executed copy of the Escrow Agreement from each of the other parties thereto.

(o) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.Indemnification and Contribution.

(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its selling agents, affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)Indemnification of the Company.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the fourth and ninth paragraphs in the section entitled “Underwriting” in the Prospectus.

(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as reasonably incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its selling agents, affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could reasonably have been expected to become a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, Nasdaq or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, on the one hand, and the Company, on the other hand, as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, on the one hand, and the Company, on the other hand, as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement  shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Escrow Agent, the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the selling agents and affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.Survival. The respective indemnities, rights of contribution, representations, warranties,  agreements and other statements of the Company or its officers and the Underwriters contained in this Agreement or made by or on behalf of the Company or its officers or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or any of the Indemnified Persons referred to in Section 7 hereof.

14.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC,  383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Jessica Kearns.  With a copy to: Corey Chivers, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (fax no.: (212) 310-8007).  If sent to the Company, notices will be mailed, delivered or telefaxed to (203) 614-4602 and confirmed to it at 3 High Ridge Park, Stamford, CT 06905, attention of the Legal Department.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

(e) Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(f) Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(g) Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(h) USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the Underwriters to properly identify their respective clients.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

FRONTIER COMMUNICATIONS CORPORATION

By: /s/ John Jureller
Name: John M. Jureller
Title: Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

J.P. MORGAN SECURITIES LLC

By: _____/s/Noah Roth______
Authorized Signatory

For itself and on behalf of the several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwritting Agreement]

Schedule 1

	2021 Notes	2025 Notes
Underwriter	Principal Amount	Principal Amount

J.P. Morgan Securities LLC	$ 387,500,000	$ 387,500,000
Citigroup Global Markets Inc	96,875,000	96,875,000
Morgan Stanley & Co. LLC	96,875,000	96,875,000
Barclays Capital Inc.	48,438,000	48,437,000
Credit Suisse Securities (USA) LLC	48,438,000	48,437,000
Deutsche Bank Securities Inc	48,437,000	48,438,000
RBS Securities Inc	48,437,000	48,438,000

Total	$ 775,000,000	$ 775,000,000

Annex A-1

Jones Day shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Representative and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

1.	The Company is a corporation existing and in good standing under the laws of the State of Delaware.

2.	The Underwriting Agreement has been authorized by all necessary corporate action of, and executed and delivered by, the Company.

3.

The Escrow Agreement has been authorized by all necessary corporate action of, and executed and delivered by, the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.

The Indenture[1] has been authorized by all necessary corporate action of, and executed and delivered by, the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.

The Securities have been authorized by all necessary corporate action of, and executed by, the Company and, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will have been validly issued and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Underwriting Agreement, the Escrow Agreement or the Indenture by the Company, or in connection with the issuance or sale of the Securities by the Company to the Underwriters, except (i) such as may be required under state securities or “blue sky” laws, (ii) such as have been obtained or made under the Securities Act of 1933 (the “Securities Act”) or the Trust Indenture Act (“the Trust Indenture Act”) or (iii) reporting obligations under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder.

_____________________________

1   To cover the Base Indenture as supplemented by the Sixth and Seventh Supplemental Indentures.

7.

The (i) execution, delivery and performance of (A) the Indenture by the Company, (B) the Underwriting Agreement by the Company and (C) the Escrow Agreement by the Company, (ii) issuance and sale of the Securities by the Company and (iii) compliance with the terms and provisions thereof by the Company will not violate any law or regulation known to us to be generally applicable to transactions of this type (other than federal or state securities or “blue sky” laws, as to which we express no opinion in this paragraph), or any order or decree of any court, arbitrator or governmental agency that is binding upon the Company or its properties or violate or result in a default under any of the terms and provisions of the Amended and Restated Certificate of Incorporation or By-laws of the Company, as amended, or any agreement to which the Company is a party or bound (this opinion being limited (x) to those orders and decrees identified on Exhibit A attached hereto and to those agreements identified on Exhibit B attached hereto, and (y) in that we express no opinion with respect to any violation of or default (1) not readily ascertainable from the face of any such order, decree or agreement, (2) arising under or based upon any cross-default provision insofar as it relates to a violation or default under an agreement not identified on Exhibit B attached hereto, or (3) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

8.

The Company is not and, solely after giving effect to the offer and sale of the Securities and the application of the net proceeds from such sale as described under the caption “Use of Proceeds” in the Final Prospectus (as defined below), will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

9.

The statements contained in the Time of Sale Information (as defined below) and the Final Prospectus under the captions “Description of the Notes,” “Certain United States Federal Income Tax Considerations” and “Benefit Plan Investor Considerations,” insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents in all material respects.

We have participated in the preparation of the Company’s Registration Statement on Form S-3 (Registration No. 333-181299) (the “Registration Statement”), the Prospectus dated May 10, 2012 (the “Base Prospectus”), the Preliminary Prospectus Supplement dated September  3, 2014 (together with the Base Prospectus, the “Preliminary Prospectus”), the information identified on the Term Sheet in the form of Annex C to the Underwriting Agreement (together with the Preliminary Prospectus, the “Time of Sale Information”) and the Prospectus Supplement dated September 3, 2014 (together with the Base Prospectus, the “Final Prospectus”) (the Exchange Act Documents (as defined below) having previously been prepared and filed by the Company without our participation).  Each of the Registration Statement, the Time of

Sale Information and the Final Prospectus includes the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (collectively, the “Exchange Act Documents”).  From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of KPMG LLP, the independent registered public accounting firm who examined the financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, with representatives of Ernst & Young LLP, the independent registered public accounting firm who examined the financial statements of the Transferred Companies incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, with the Underwriters and with counsel to the Underwriters concerning the information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus and the proposed responses to various items in Form S-3.  Based on our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of September  3, 2014, which is the date you have identified as the earlier of the date the Final Prospectus was first used or the date of the first contract of sale of the Securities (such date, the “Effective Date”), and the Final Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, except that we express no view with respect to the financial statements and reports relating thereto, financial schedules and other financial data included or incorporated by reference therein or excluded therefrom.

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as and to the extent set forth in paragraph 9 above) of the information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus.  Based on our participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, as of 4:45 p.m. (New York City time) on September  3, 2014 (which is the time that you have informed us was prior to the first contract of sale of any Securities by the Underwriters), included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Final Prospectus, as of its date or on the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to the financial statements and reports relating thereto, financial schedules and other financial data included or incorporated by reference therein or excluded therefrom.

The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Securities and Exchange Commission. The Indenture has been qualified under the Trust Indenture Act.

Annex A-2

September 17, 2014

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

 As Representative of the

 several Underwriters listed

 in Schedule 1 to the Underwriting

Agreement referred to below

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Frontier Communications Corporation, a Delaware corporation (the “Company”).  In connection with the Underwriting Agreement dated September  3, 2014  (the “Underwriting Agreement”) between the Company and J.P. Morgan Securities LLC, as Representative of the several underwriters (the “Underwriters”) listed in Schedule 1 to the Underwriting Agreement, the Underwriters intend to purchase $775,000,000 aggregate principal amount of the Company’s 6.250%  Senior Notes due  2021 (the “2021 Notes”) and $775,000,000 aggregate principal amount of the Company’s 6.875% Senior Notes due 2025 (the “2025 Notes” and together with the 2021 Notes, the “Notes”).  The 2021 Notes will be issued pursuant to the Indenture dated as of April 9, 2009 (the “Base Indenture”), as supplemented by the sixth supplemental indenture to be dated as of September 17, 2014 (the “Sixth Supplemental Indenture,”) and the 2025 Notes will be issued pursuant to the Base Indenture, as supplemented by the seventh supplemental indenture to be dated as of September 17, 2014 (the “Seventh Supplemental Indenture,”  and, together with the Base Indenture and the Sixth Supplemental Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

This opinion is being delivered to you pursuant to Section 6(h) of the Underwriting Agreement.  Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Underwriting Agreement.

In connection with this opinion, I, or attorneys under my supervision, have examined originals, or copies certified or otherwise identified to my satisfaction, of the Restated Certificate of Incorporation and By-laws of the Company and Frontier Communications ILEC Holdings Inc. (the “Significant Subsidiary”), in each case as amended to date, and such documents and records and other instruments as I have deemed appropriate for purposes of the opinions set forth herein, including but not limited to the following documents (the documents referred to in clauses (1) through (4) below are referred to herein as the “Transaction Documents”):

1.	the Underwriting Agreement;

2.	the Indenture;

3.	the global securities representing the Notes to be issued on the date hereof;

4.

the Escrow Agreement, to be dated as of September 17, 2014 (the “Escrow Agreement), among the Company, the Trustee, J.P. Morgan Securities LLC, as Representative of the Underwriters, and The Bank of New York Mellon, as escrow agent;

5.	the Time of Sale Information; and

6.	the Prospectus.

For the purposes of this opinion, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.  As to facts that are material to the opinions hereinafter expressed that I did not independently establish or verify, I have relied upon certificates of officers or directors of the Company and upon those certificates of public officials I considered appropriate.

I am admitted to practice only in the States of Connecticut and Massachusetts, and I express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware and the federal law of the United States of America.

Based upon and relying upon the foregoing, and subject to the assumptions and qualifications contained herein, I am of the opinion, as of the date hereof, that:

1.

The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to execute and deliver each Transaction Document and to perform its obligations thereunder, to own and operate its properties and assets and to carry on its business as currently conducted and as described in the Time of Sale Information and the Prospectus;

2.

The statements in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the headings “Item 3 — Legal Proceedings,” “Business — Regulatory Environment” and “Risk Factors — Risks Related to Regulation” and (ii) the Company’s Quarterly report on Form 10-Q for the quarter ended March 31, 2014  under the heading “Part I—Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Regulatory Developments,” and “Part II—Item 1—Legal Proceedings,” in each case insofar as such statements constitute summaries of the legal matters, documents, conclusions, or proceedings referred to therein, in all material respects fairly present the information called for with respect to such legal matters, documents, conclusions, and proceedings and fairly summarize the matters referred to therein;

3.

No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any governmental authority in charge of laws and regulations relating to the provision of telecommunication services is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement, other than those that have been obtained or made prior to the date hereof;

4.

There is no pending or, to my knowledge, overtly threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Significant Subsidiary or their respective properties that is not adequately disclosed in the Time of Sale Information and the Prospectus, except in each case for such proceedings that would not reasonably be expected to have a Material Adverse Effect;

5.

None of the execution and delivery of the Indenture or the Underwriting Agreement, the issuance and sale of the Notes, the consummation of any other of the transactions contemplated thereby, or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or the Significant Subsidiary pursuant any Federal Communications Commission statute, law, rule or regulation applicable to the Company or the Significant Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its Significant Subsidiary or any of their respective properties;

6.

The Significant Subsidiary is validly existing, and based solely on certificates from the Secretary of State of the State of Delaware, the Significant Subsidiary is in good standing under the laws of the jurisdiction of its formation; and

7.

The Company, either directly or through wholly owned subsidiaries, owns all outstanding limited liability company or similar entity interests of the Significant Subsidiary free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance.

The opinions expressed herein are furnished by me as Senior Vice President, General Counsel and Secretary of the Company and are solely for the benefit of the Underwriters and solely with respect to the purchase of the Notes from the Company by the Underwriters, and, other than as stated hereunder, may not be relied upon in any manner for any other purpose, or by any other persons, without my prior written consent.

I hereby consent to reliance on the opinions expressed herein by Jones Day, counsel to the Company, and Weil, Gotshal & Manges LLP, counsel to the Underwriters, solely for the purpose of their respective opinions also to be rendered under the Underwriting Agreement, and not in any other manner for any other purpose, or by any other persons, without my prior written consent.

Yours faithfully,

MARK D. NIELSEN
Senior Vice President, General Counsel and Secretary

Annex B

Time of Sale Information

Pricing Term Sheet, dated September 3, 2014, relating to the Securities, as filed pursuant to Rule 433 under the Securities Act and attached to the Underwriting Agreement as Annex C.

Annex C

Frontier Communications Corporation

Pricing Term Sheet

Issuer:	Frontier Communications Corporation

Securities:	Senior Notes due 2021 (the “2021 Notes”) Senior Notes due 2025 (the “2025 Notes”)

Principal Amount:	$775,000,000 of 2021 Notes
$775,000,000 of 2025 Notes

Net Proceeds to Frontier (before expenses):	$1,519,000,000

Maturity:	September 15, 2021 for the 2021 Notes
January 15, 2025 for the 2025 Notes

Coupon:	6.250% for the 2021 Notes 6.875% for the 2025 Notes

Price:	100% of aggregate principal amount for the 2021 Notes 100% of aggregate principal amount for the 2025 Notes

Yield to maturity:	6.250% for the 2021 Notes 6.875% for the 2025 Notes

Spread to Benchmark Treasury:	415 basis points for the 2021 Notes 448 basis points for the 2025 Notes

Benchmark Treasury:	UST 2.00 % due August 31, 2021 for the 2021 Notes UST 2.375 % due August 15, 2024 for the 2025 Notes

Interest Payment Dates:	March 15 and September 15, commencing March 15, 2015 for the 2021 Notes January 15 and July 15, commencing January 15, 2015 for the 2025 Notes

Record Dates:	March 1 and September 1 for the 2021 Notes January 1 and July 1 for the 2025 Notes

Make-whole call:

At any time prior to June 15, 2021, at a discount rate of Adjusted Treasury Rate plus 50  basis points and at any time on or after June 15, 2021 at 100% of the principal amount thereof for the 2021 Notes

At any time prior to October 15, 2024 at a discount rate of Adjusted Treasury Rate plus 50  basis points and at any time on or after October 15, 2024 at 100% of the principal amount thereof for the 2025 Notes

Change of Control:	101 % plus accrued and unpaid interest, if any

Trade Date:	September 3, 2014

Settlement(1):	T+10; September 17, 2014

CUSIP/ISIN:	35906AAP3 / US35906AAP30 related to the 2021 Notes 35906AAQ1 / US35906AAQ13 related to the 2025 Notes

Underwriting discount:	2.00%

Min. Allocation:	$2,000

Increments:	$1,000

(1) We expect that delivery of the notes will be made against payment therefor on or about September 17,  2014, which is the tenth business day following the date hereof (such settlement cycle being referred to as T+10). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding six business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next succeeding six business days should consult their own advisors.

Other Information

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the related prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC c/o Broadridge Financial Solutions toll-free at (866) 806-9204.

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